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Exhibit 10.1

SUBSCRIPTON AGREEMENT

        This subscription (this "Subscription") is dated June 30, 2003 between Aksys, Ltd. ("Buyer") and The Riverview Group, LLC ("Seller"), whereby the parties agree as follows:

1.    Subscription.

  a)
  On the date hereof, the Buyer shall buy and the Seller agrees to sell and issue to the Buyer 1,363,637 shares of the Seller's common stock (the "Shares") for a per share purchase price of $11.00 and a warrant (the "Warrant"), in the form of Exhibit A attached hereto, to purchase up to 204,546 shares of the Seller's common stock, on the date hereof, for an aggregate purchase price of $15,000,000 (the "Purchase Price").

  b)
  The Shares and Warrant have been registered on a Form S-3, File No. 333-100557, which registration statement (the "Registration Statement") has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

  c)
  On the date hereof, the Seller shall deliver the Shares to the Buyer via the Depository Trust Company's ("DTC") Deposit Withdrawal Agent Commission ("DWAC") system via the DTC instructions set forth on the signature page hereto. Upon receipt of the Shares into the Buyer's DTC account, the Buyer shall have wire the Purchase Price, less $20,000 for Buyer's legal and administrative costs and expenses, to the Seller pursuant to the wire instructions set forth below. Within 3 business days of the date hereof, the Seller shall deliver the Warrant to the Buyer. The Shares, Warrant and the shares of common stock issuable upon exercise of the Warrant shall be, when issued, unlegended and free of any resale restrictions. Both parties hereby agree and acknowledge that delivery of the Shares via DTC's DWAC system is a material obligation of the Seller and furthermore, with respect to each party's obligations hereunder, time is of the essence.

2.    Seller Representations and Warranties.    The Seller represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Seller's certificate of incorporation or by-laws, or (ii) any agreement to which the Seller is a party or by which any of its property or assets is bound; (d) the Shares and Warrant are duly and validly issued and outstanding fully paid and non-assessable, and, with respect to the Shares (and any shares issued upon exercise of the Warrant), the Buyer is (or, in the case of shares issued upon exercise of the Warrant, will be) entitled to all rights accorded to a holder of the Seller's common stock; and (e) the Registration Statement and the final prospectus included therein do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

3.    Buyer Representations and Warranties.    The Buyer represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Buyer's certificate of incorporation or by-laws, or (ii) any agreement to which the Buyer is a party or by which any of its property or assets is bound; and (d) on June 27, 2003, the Buyer did not then hold a short position in the Seller's common stock by means of any "short sales", as that term is defined in applicable Securities and Exchange Commission and NASD rules.

4.    Notice.    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

        To the Seller:        as set forth on the signature page hereto.

        To the Buyer:        as set forth on the signature page hereto.

        All notices hereunder shall be effective upon receipt by the party to which it is addressed.

5.    Jurisdiction.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

6.    Miscellaneous.

  a)
  This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the party to be charged hereunder.

  b)
  This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

  c)
  The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

***********************

        If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

AGREED AND ACCEPTED:
Address for Notice: Two Marriot Drive Lincolnshire, Illinois 60069 Fax: 1-847-229-2235 Attn: Lawrence D. Damron	SELLER: AKSYS, LTD.
	By:	/s/ LAWRENCE D. DAMRON Name: Lawrence D. Damron Title: SVP & CFO

Wire Instructions:

AGREED AND ACCEPTED:
BUYER:
THE RIVERVIEW GROUP, LLC		Address for Notice: C/o Millennium Partners, L.P. 666 5th Avenue
By:	/s/ TERRY FEENEY Name: Terry Feeney Title: Chief Operating Officer	8th Floor New York, New York 10103 Fax: (212) 841-6302 Attn: Daniel Cardella

DTC Account Instructions:

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  Exhibit 10.1
SUBSCRIPTON AGREEMENT